 Exhibit 99.2

EXECUTIVE OFFICERS AND DIRECTORS OF LIBERTY GLOBAL

The name, citizenship, business address, and present principal occupation or employment of each of the executive officers and directors of Liberty Global are set forth below.

Executive Officers of Liberty Global Ltd.

Name	Present Principal Occupation	Business Address	Citizenship
Michael T. Fries	Chief Executive Officer, President and Vice Chairman of the board of directors of Liberty Global	1550 Wewatta Street Suite 1000 Denver, CO 80202	United States
Charles H.R. Bracken	Executive Vice President and Chief Financial Officer (Principal Financial Officer) of Liberty Global	1550 Wewatta Street Suite 1000 Denver, CO 80202	United Kingdom
Bryan H. Hall	Executive Vice President, General Counsel and Secretary of Liberty Global	1550 Wewatta Street Suite 1000 Denver, CO 80202	United States
Enrique Rodriguez	Executive Vice President and Chief Technology Officer of Liberty Global	1550 Wewatta Street Suite 1000 Denver, CO 80202	United States
Andrea Salvato	Executive Vice President and Chief Development Officer of Liberty Global	1550 Wewatta Street Suite 1000 Denver, CO 80202	United Kingdom

Directors of Liberty Global Ltd.

Name	Present Principal Occupation	Business Address	Citizenship
John C. Malone	Chairman of the board of directors of Liberty Global	1550 Wewatta Street Suite 1000 Denver, CO 80202	United States
Michael T. Fries	Chief Executive Officer, President and Vice Chairman of the board of directors of Liberty Global	1550 Wewatta Street Suite 1000 Denver, CO 80202	United States
Andrew J. Cole	Executive Chairman of Glow Services Corp., a private company that operates as a full service provider of handset and home device financing for wireless carriers and cable companies	1550 Wewatta Street Suite 1000 Denver, CO 80202	United Kingdom
Miranda Curtis	Retired President of Liberty Global Japan	1550 Wewatta Street Suite 1000 Denver, CO 80202	United Kingdom
Marisa Drew	Chief Sustainability Officer of Standard Chartered Bank, an international cross-border bank	1550 Wewatta Street Suite 1000 Denver, CO 80202	United States
Paul A. Gould	Managing Director of Allen & Company, LLC, an investment banking and financial advisory firm	1550 Wewatta Street Suite 1000 Denver, CO 80202	United States
Richard R. Green	Retired President and Chief Executive Officer of Cable Television Laboratories, Inc., a non-profit cable television industry research and development consortium	1550 Wewatta Street Suite 1000 Denver, CO 80202	United States
Larry E. Romrell	Retired Executive Vice President, Tele-Communications, Inc., a telecommunications company that was later acquired by AT&T	1550 Wewatta Street Suite 1000 Denver, CO 80202	United States
Daniel Sanchez	Retired lawyer in private practice, formerly representing individual and business clients in a variety of non-litigation areas	1550 Wewatta Street Suite 1000 Denver, CO 80202	United States
J. David Wargo	President of Wargo & Company, Inc., a private company specializing in investing in the communications industry	1550 Wewatta Street Suite 1000 Denver, CO 80202	United States
Anthony G. Werner	Retired Senior Technology Advisor of Comcast Corporation, a telecommunications and media conglomerate	1550 Wewatta Street Suite 1000 Denver, CO 80202	United States

EXECUTIVE OFFICERS AND DIRECTORS OF LGVL

The name, business address, and present principal occupation or employment of each of the executive officers and directors of LGVL are set forth below.

Executive Officers of Liberty Global Ventures Limited

None.

Directors of Liberty Global Ventures Limited

Name	Present Principal Occupation	Business Address	Citizenship
Jeremy Evans	Deputy General Counsel and Assistant Secretary of Liberty Global	Griffin House 161 Hammersmith Rd, London W6 8BS United Kingdom*	United Kingdom
Nicholas Marchant	Managing Director, Treasury of Liberty Global	Griffin House 161 Hammersmith Rd, London W6 8BS United Kingdom*	United Kingdom
Andrea Salvato	Executive Vice President and Chief Development Officer of Liberty Global	Griffin House 161 Hammersmith Rd, London W6 8BS United Kingdom*	United Kingdom

* Beginning on May 12, 2025, this address will be changed to 120 King’s Road, London SW3 4TR, United Kingdom.